Exhibit 99.1

For information contact:
Liz Kohlmyer
Director of Communications
(407) 540-2221

                                                        NYSE: TSY

TRUSTREET PROPERTIES, INC. ANNOUNCES THIRD QUARTER RESULTS

ORLANDO, FL - November 7, 2006 - Trustreet Properties, Inc. (NYSE: TSY) announces operating results for the quarter and nine months ended September 30, 2006. Trustreet is the largest real estate investment trust focused primarily on the restaurant industry.

Highlights

•	The Company reported revenues of $54.9 million for the quarter ended September 30, 2006, a 6.6 percent increase over $51.5 million reported in the quarter ended September 30, 2005.

•
In the third quarter of 2006 and 2005, the Company reported funds from operations (“FFO”) available to common shareholders, after adding back the principal amortization on capital leases, of $20.0 million, or $0.30 cents per diluted share compared to $18.5 million or $0.32 cents per diluted share, respectively.

•
For the nine months ended September 30 2006 and 2005, the Company reported funds from operations (“FFO”) available to common shareholders, after adding back the principal amortization on capital leases, of $60.7 million, or $0.90 cents per diluted share compared to $45.1 million or $0.85 cents per diluted share, respectively.

•	For the quarter ended September 30, 2006, adjusted funds from operations (“AFFO”) was $22.2 million, compared to $20.8 million for the quarter ended September 30, 2005.

•	The Company acquired 57 properties in the third quarter representing a total investment of $68 million. Through September 30, 2006, the Company has acquired $233 million in properties.

•
In the third quarter, the taxable REIT subsidiary (“TRS”) sold 54 properties generating $75.6 million in sales proceeds producing a pre-tax gain of $8.9 million. Through September 30, 2006, the TRS has sold $190.5 million producing a pre-tax gain of $22.3 million

•	The Company owned 2,021 properties in the core REIT portfolio of which 98 percent were leased based on carrying value as of September 30, 2006.

•	The Company paid monthly common dividends per share of $0.11 cents throughout the third quarter.

Third Quarter Results and Portfolio Highlights

For the quarter ended September 30, 2006, the Company reported funds from operations of $18.4 million, or $0.27 cents per share computed in accordance with the definition of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO generated by the core REIT portfolio represented approximately 86 percent of gross FFO. NAREIT FFO does not include cash received from tenants that is treated as the principal component of a capital lease. Unlike many REITs that are in the Company’s peer group, the Company has a meaningful number of capital leases. FFO and the principal component of capital leases total $20.0 million, or $0.30 cents per share for the quarter ended September 30, 2006.

For the quarter ended September 30, 2006, adjusted funds from operations (“AFFO”) was $22.2 million. The Company believes that AFFO is useful as a measure of its cash available for distribution. Given the variation in the definition of AFFO in the REIT industry, investors should take these differences into account when comparing AFFO against other REITs. Typically, this metric will exceed the Company’s FFO because of the level of deferred financing cost amortization, the principal component of capital leases, non-real estate depreciation, non-cash real estate impairment charges and loan provisions.

The Company acquired 57 properties for $68 million during the third quarter. The Company designated 16 of the third quarter acquisitions as long-term investments resulting in improved tenant and geographic diversity and a stronger outlook for net income from continuing operations within the core REIT portfolio. The remaining 41 properties were designated as held-for-sale inventory to be sold through Trustreet’s investment property sales platform. For the nine months ended September 30, 2006, we purchased $233 million in net lease properties. In addition to the $18.2 million in transactions closed through the end of October 2006, the Company currently has signed commitments to acquire a further $174.3 million, the substantial majority of which is expected to close over the next six months.

In the third quarter, the Company sold 54 properties generating $75.6 million in sales proceeds from its investment property sales platform producing a pre-tax gain of $8.9 million. For the nine months ended September 30, 2006, the Company sold $190.5 million through its investment property sales platform. At September 30, 2006, we held 121 properties for sale to investors through our IPS program with an investment of $150 million. These results are required to be recorded as discontinued operations under GAAP. In addition, the Company held for sale an additional 50 properties in their development pipeline comprising an investment of $46 million.

As of September 30, 2006, the Company owned 2,021 properties held in the core REIT portfolio of which 98 percent were leased based on carrying value. The weighted average remaining lease term of the Company’s real estate investment portfolio was approximately 10.2 years, with more than 81 percent of the Company’s lease expirations occurring after 2011 based on annualized base rent. During the nine months ended September 30, 2006, the Company has recycled capital or paid down debt through sales of $43.8 million in the core REIT generating a pre-tax gain of $8.6 million.

The Company’s portfolio is broadly diversified with more than 170 concepts and more than 500 tenants in 49 states. No single tenant represented more than 7 percent of contractual rents. Of the 62 vacant properties with a carrying value of approximately $39.9 million as of September 30, 12 are either sold, under contract for sale or have a lease or sales contract out for signature, and another four are currently being redeveloped.

In accordance with the terms of the merger agreement with GE Capital Solutions, the Board of Directors declared a dividend of $0.33 per share on Trustreet’s Common Stock for the quarter ending December 31, 2006. The dividend will be payable December 26, 2006 to shareholders of record on November 20, 2006.

“We are pleased with the steady execution of our platform,” states Curtis B. McWilliams, President and Chief Executive Officer of Trustreet Properties, Inc. “As we look ahead, the merger with GE Capital Solutions will allow us to continue to provide our unmatched platform of services while gaining GE Capital Solutions’ superior debt and other financial products. It truly is a merger of industry leaders that will enable the combined company to deliver the highest level of performance, expertise, scale and efficiency that would not otherwise be possible.”

About Trustreet

Trustreet Properties, Inc. is the largest self-administered restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit www.trustreet.com.

Conference Call

Management will hold a conference call on Tuesday, November 7, 2006 at 10:00 a.m. EDT to review the Company’s quarterly results. The call can be accessed on the Company’s website at www.trustreet.com and by direct dial-in at (866) 244-4515. Reference conference identification number 981532. For those unable to listen to the live broadcast, a replay will also be available on the Company’s web site for 30 days.

###

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

‘‘Funds From Operations’’ (FFO) is a measure of performance that Trustreet computes in accordance with the ‘‘White Paper’’ definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (‘‘NAREIT’’). According to this definition, and as used herein by Trustreet, FFO means net income (loss) allocable to common stockholders (computed in accordance with GAAP), plus real estate related depreciation and amortization excluding gains (or losses) from sales of property held for investment and excluding adjustments allocable to minority interests or joint ventures. NAREIT created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income (loss) allocable to common stockholders. Trustreet uses FFO as a supplemental measure to conduct and evaluate its business because there are certain limitations associated with using GAAP net income by itself as the primary measure of operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, Trustreet believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, Trustreet believes that the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of its operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. FFO should not be considered as an alternative to net income (loss) allocable to common stockholders as the primary indicator of Trustreet’s operating performance or as an alternative to cash flow as a measure of liquidity. While Trustreet adheres to the NAREIT definition of FFO in making its calculations, this method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.

The Company believes that Adjusted Funds from Operations is helpful to investors as a measure of its ability to pay dividends. While the measure is used commonly in the REIT industry, definitions of AFFO vary and investors should take definitional differences into account when comparing AFFO reported by other REITs. The Company calculates AFFO by subtracting from or adding to FFO (i) amortization of the principal portion of capital leases, (ii) straight-lining of rents, (iii) non-real estate depreciation and amortization, (iv) amortization of deferred loan costs and (v) non-cash real estate impairment charges or loan reserves.

TRUSTREET PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands except for per share data)

	Quarter ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Revenues:

Rental income from operating leases	$47,102	$41,614	$141,061	$102,411
Earned income from capital leases	2,964	2,999	8,981	8,738
Interest income from mortgage, equipment and other notes receivables	1,831	3,025	5,776	15,860
Investment and interest income	789	704	1,399	1,697
Other income	2,176	3,198	8,520	5,931
	54,862	51,540	165,737	134,637
Expenses:
General operating and administrative	7,026	7,358	22,094	28,345
Interest expense	25,806	24,213	76,222	65,972
Property expenses, state and other taxes	2,481	2,206	8,090	5,262
Depreciation and amortization	9,480	8,311	29,585	21,716
Loss on termination of cash flow hedge	—	8,558	—	8,558
Impairment provisions on assets	1,002	1,250	2,636	1,391
	45,795	51,896	138,627	131,244
Income/(loss) from continuing operations before minority interest and equity in earnings of unconsolidated joint ventures	9,067	(356)	27,110	3,393

Minority interest	(113)	(78)	(485)	(1,627)

Equity in earnings of unconsolidated joint ventures	51	28	62	90

Income/(loss) from continuing operations	9,005	(406)	26,687	1,856

Income from discontinued operations, after income taxes	8,013	9,650	29,475	28,964

Gain on sale of assets	223	9,620	747	9,643

Net income	17,241	18,864	56,909	40,463
Dividends to preferred stockholders	(7,176)	(7,176)	(21,528)	(17,275)
Net income allocable to common stockholders	$10,065	$11,688	$35,381	$23,188

Basic and diluted net income per share:
Income/(loss) from continuing operations allocable to common stockholders	$0.03	$0.03	$0.09	$(0.11)
Income from discontinued operations	0.12	0.17	0.44	0.55

Basic and diluted net income per share	$0.15	$0.20	$0.53	$0.44

Weighted average number of shares of common stock outstanding
Basic	67,285	57,846	67,269	53,204
Diluted	67,291	57,857	67,305	53,204

TRUSTREET PROPERTIES, INC.
DISCONTINUED OPERATIONS BY SEGMENT
(UNAUDITED)

	Quarter ended September 30, (in millions)
	2006		2005
	Real Estate Segment	Specialty Finance Segment	Real Estate Segment	Specialty Finance Segment

Sale of real estate	$6.7	$75.6	$19.5	$52.6
Cost of real estate sold	6.2	66.7	16.6	45.5
Gain on sale of real estate	0.5	8.9	2.9	7.1

Rental income	0.4	3.2	1.8	2.5
Interest expense	—	(2.3)	—	(1.7)
Other property expense and impairment provisions	(0.4)	(0.1)	(1.5)	(0.1)
Net earnings from retail discontinued operations before tax	—	—	—	—
Net other income	—	0.8	0.3	0.7

Earnings from discontinued operations before tax	0.5	9.7	3.2	7.8

Income tax provision	—	(2.2)	—	(1.3)

Income from discontinued operations, after income taxes	$0.5	$7.5	$3.2	$6.5

TRUSTREET PROPERTIES, INC.
DISCONTINUED OPERATIONS BY SEGMENT (cont.)
(UNAUDITED)

	Nine months ended September 30, (in millions)
	2006		2005
	Real Estate Segment	Specialty Finance Segment	Real Estate Segment	Specialty Finance Segment

Sale of real estate	$52.4	$190.5	$33.0	$180.3
Cost of real estate sold	43.8	168.2	29.2	152.0
Gain on sale of real estate	8.6	22.3	3.8	28.3

Rental income	1.9	9.5	5.2	5.9
Interest expense	—	(6.6)	—	(3.8)
Other property expense and impairment provisions	(1.4)	—	(2.5)	(1.0)
Net earnings from retail discontinued operations before tax	—	—	—	0.9
Net other income	0.5	2.9	2.7	2.0

Earnings from discontinued operations before tax	9.1	25.2	6.5	30.3

Income tax provision	—	(4.8)	—	(7.8)

Income from discontinued operations, after income taxes	$9.1	$20.4	$6.5	$22.5

TRUSTREET PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	September 30, 2006	December 31, 2005
ASSETS

Real estate investment properties	$1,757,007	$1,718,387
Net investment in capital leases	148,332	147,184
Real estate held for sale	209,541	252,019
Mortgage, equipment and other notes receivable, net of allowance of $3,103 and $5,706, respectively	82,703	88,239
Cash and cash equivalents	9,610	20,459
Restricted cash	10,647	32,465
Receivables, less allowance for doubtful accounts of $3,076 and $2,394, respectively	8,521	7,665
Accrued rental income	42,264	34,312
Intangible lease costs, net of accumulated amortization of $17,596 and $9,579, respectively	72,631	77,437
Goodwill	235,895	235,895
Other assets	66,395	69,481
Total assets	$2,643,546	$2,683,543

LIABILITIES AND STOCKHOLDERS’ EQUITY

Revolver	$134,000	$55,000
Notes payable	576,845	579,002
Mortgage warehouse facilities	239,703	122,722
Bonds payable	551,002	742,201
Below market lease liability, net of accumulated amortization of $6,947 and $3,772, respectively	28,740	31,712
Due to related parties	299	232
Other payables	37,545	56,097
Minority interests	4,215	4,077
Stockholders’ equity	1,071,197	1,092,500
Total liabilities and stockholders’ equity	$2,643,546	$2,683,543

                             TRUSTREET PROPERTIES, INC.
RECONCILIATION OF NAREIT FFO AND AFFO
(UNAUDITED)
(In thousands except for per share data)

	Quarter ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Funds From Operations (NAREIT defined):

Net income	$17,241	$18,864	$56,909	$40,463
Less: Dividends on preferred stock	(7,176)	(7,176)	(21,528)	(17,275)
Net income allocable to common stockholders	10,065	11,688	35,381	23,188
FFO adjustments: Real estate depreciation and amortization	9,021	8,072	27,988	21,598
Gain on sale of real estate	(734)	(2,884)	(7,474)	(3,712)
NAREIT FFO	$18,352	$16,876	$55,895	$41,074
NAREIT FFO per share	$0.27	$0.29	$0.83	$0.77

Principal component of capital leases	1,613	1,669	4,838	4,006
FFO and the principal component of capital leases	$19,965	$18,545	$60,733	$45,080
FFO and the principal component of capital leases per share	$0.30	$0.32	$0.90	$0.85
Straight-line rent	(2,238)	(2,175)	(8,076)	(5,591)
Non-real estate depreciation and amortization Deferred loan cost amortization Asset impairment/provisions	850 2,526 1,116	383 2,723 1,299	2,783 7,369 2,875	1,571 7,439 1,798
ADJUSTED FFO	$22,219	$20,775	$65,684	$50,297

LEASE EXPIRATIONS

(based on annualized base rent as of September 30, 2006)

	# of Properties	% of Total		# of Properties	% of Total
2006	22	0.8%	2012	84	4.6%
2007	74	2.5%	2013	75	4.1%
2008	80	2.6%	2014	145	8.3%
2009	101	3.9%	2015	94	5.6%
2010	103	4.7%	2016	195	9.3%
2011	82	3.8%	Thereafter (or Vacant)	966	49.8%

DIVERSIFICATION

Top 10 Tenants                                                   Top 10 Concepts
(based on annualized base rent as of September 30, 2006)*                                              (based on annualized base rent as of September 30, 2006)*

	Tenant	% of Rent		Concept	% of Rent
1	Jack in the Box, Inc.	6.7%	1	Wendy’s*	8.2%
2	Golden Corral Corporation	5.9%	2	Burger King	7.2%
3	IHOP Properties, Inc.	4.0%	3	Golden Corral	6.9%
4	Captain D’s, LLC	3.6%	4	Jack in the Box	6.5%
5	Sybra Inc.	3.3%	5	Arby’s	6.2%
6	S&A Properties Corp.	3.0%	6	International House of Pancakes	4.1%
7	Texas Taco Cabana, LP	2.1%	7	Captain D’s	3.8%
8	Perkins and Marie Callender’s, Inc.	2.0%	8	Pizza Hut	3.0%
9	El Chico Restaurants, Inc.	1.9%	9	Bennigan’s	2.9%
10	Vicorp Restaurants, Inc.	1.5%	10	Perkins	2.6%

* Includes contingent rent for units with leases where rent is based solely on actual store sales, generally without a minimum threshold.

DIVERSIFICATION (cont.)

Top 10 States
(based on annualized base rent as of September 30, 2006)*

	State	% of Rent		State	% of Rent
1	Texas	19.0%	6	California	3.7%
2	Florida	10.4%	7	North Carolina	3.5%
3	Georgia	5.8%	8	Ohio	3.3%
4	Tennessee	4.1%	9	Missouri	2.9%
5	Illinois	3.8%	10	Michigan	2.7%

* Includes contingent rent for units with leases where rent is based solely on actual store sales, generally without a minimum threshold.

OTHER PORTFOLIO STATISTICS

	9/30/06	6/30/06	3/31/06	12/31/05
Rent to Sales
Quick Service	7.9%	8.0%	8.5%	8.2%
Casual Dining	7.5%	7.5%	7.7%	7.8%

Fixed Charge Coverage	1.68x	1.67x	1.69x	1.66x

Notes:

1.  The Company looks for rent-to-sales ratios to be under 10% for quick service restaurants and under 14% for casual dining restaurants.  Of the portfolio’s 1,046 quick service restaurants reporting sales, the aggregate rent as a percentage of aggregate sales was 7.9% based on the most recent tenant sales information provided. Of the portfolio’s 402 casual and family dining restaurants reporting sales, the aggregate rent as a percentage of aggregate sales was 7.5%.

2.  The Company’s initial underwriting criteria requires that tenants have a fixed charge coverage ratio (“FCCR”) of at least 1.25x, generally based on historical financial information adjusted to include the proposed sale/leaseback financing.   Based on the most recent tenant financial information obtained, approximately 71% of the units (as measured by rent) that report have a tenant-level FCCR of at least 1.25x, with a weighted average tenant-level FCCR of 1.96x.  The weighted average tenant-level FCCR for all reporting units is 1.68x, with 75% (as measured by rent) of the total REIT reporting financial statements.  In those cases where the tenant-level FCCR is below 1.25x, we may find store-level FCCRs that exceed 1.25x.  A strong store level FCCR often mitigates any negative impact of a weaker tenant-level FCCR.

EBITDA
(UNAUDITED)
(in thousands)
Quarter ended September 30,		Nine months ended September 30,
2006	2005	2006	2005

Net income	$ 17,241	$ 18,864	$ 56,909	$ 40,463
Interest expense	28,147	25,895	82,778	69,730
Income tax expense	2,189	1,348	4,760	7,756
Depreciation and amortization	9,620	8,475	30,104	23,218
EBITDA	$ 57,197	$ 54,582	$ 174,551	$ 141,167

Impairment provisions on assets	1,116	1,299	2,875	1,798
Principal component of capital leases	1,613	1,669	4,838	4,006
Loss on termination of cash flow hedge	-	8,558	-	8,558
Amortization of above/below market leases	251	409	666	371
Straight line rent	(2,238)	(2,175)	(8,076)	(5,591)
Adjusted EBITDA	$ 57,939	$ 64,342	$ 174,854	$ 150,309

Dividends to preferred stockholders	$ 7,176	$ 7,176	$ 21,528	$ 17,275

EBITDA/interest expense + preferred dividends	1.62x	1.65x	1.67x	1.62x
Adjusted EBITDA/interest expense + preferred dividends	1.64x	1.92x	1.68x	1.73x

Note:

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is a non-GAAP measure that, as calculated by the Company, represents net income plus (i) interest expense, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA plus (i) impairment provisions on assets, (ii) principal component of capital leases, (iii) amortization of above/below market leases, (iv) loss on termination of cash flow hedges less (v) straight line rent. EBITDA and Adjusted EBITDA are presented, because we believe that they provide useful information to investors regarding our ability to service debt and the preferred dividend obligation. EBITDA and Adjusted EBITDA should not be considered alternative measures of operating results or cash flow from operations as determined in accordance with GAAP.

SEGMENT FFO RECONCILIATION
(UNAUDITED)	Quarter ended September 30, 2006				Quarter ended September 30, 2005
(in thousands except for per share data)	Real	Specialty			Real	Specialty
	Estate	Finance			Estate	Finance
	Segment	Segment	Other	Consolidated	Segment	Segment	Other	Consolidated
Net income/(Loss)	$ 14,034	$ 3,251	$ (44)	$ 17,241	$ 16,685	$ 2,189	$ (10)	$ 18,864
Less: Dividends on preferred stock*	(6,459)	(717)	-	(7,176)	(6,459)	(717)	-	(7,176)
Net income allocable to common stockholders	7,575	2,534	(44)	10,065	10,226	1,472	(10)	11,688

FFO adjustments:
Real Estate related depreciation & amortization	8,933	88	-	9,021	8,001	71	-	8,072
Gain on sale of property	(734)	-	-	(734)	(2,884)	-	-	(2,884)

NAREIT FFO	$ 15,774	$ 2,622	$ (44)	$ 18,352	$ 15,343	$ 1,543	$ (10)	$ 16,876
NAREIT FFO per share	$ 0.23	$ 0.04	-	$ 0.27	$ 0.27	$ 0.02	-	$ 0.29

Principal component of capital leases	1,601	12	-	1,613	1,669	-	-	1,669

FFO and the principal component of capital leases	$ 17,375	$ 2,634	$ (44)	$ 19,965	$ 17,012	$ 1,543	$ (10)	$ 18,545
FFO and the principal component of capital leases per share	$ 0.26	$ 0.04	-	$ 0.30	$ 0.29	$ 0.03	-	$ 0.32

Straight-line rent	(2,159)	(79)	-	(2,238)	(2,136)	(39)	-	(2,175)
Non-real estate related depreciation and amortization	353	497	-	850	(23)	406	-	383
Deferred loan cost amortization	2,186	340	-	2,526	2,459	264	-	2,723
Asset impairments / provisions	1,024	92	-	1,116	1,299	-	-	1,299

Adjusted FFO	$ 18,779	$ 3,484	$ (44)	$ 22,219	$ 18,611	$ 2,174	$ (10)	$ 20,775

* Represents internal allocation of 90% to the real estate segment and 10% to the specialty finance segment.